Exhibit 99.1

CONTACT: Vic Svec 314.342.7768

FOR IMMEDIATE RELEASE

March 16, 2017

JUDGE ANNOUNCES INTENTION TO CONFIRM PEABODY ENERGY PLAN OF REORGANIZATION, PAVING WAY FOR EMERGENCE

Significant Milestone Backed By Overwhelming Consensus Positions Peabody for Emergence

ST. LOUIS, March 16 – Peabody Energy announced today that the judge presiding over the company’s Chapter 11 process in United States Bankruptcy Court for the Eastern District of Missouri has ruled that he intends to confirm the company’s amended plan of reorganization after finalization of language regarding a settlement with the U.S. Department of Justice.

The plan, which received overwhelming support from creditors with an overall approval rate of 93 percent and unanimous acceptance by all 20 voting classes, articulates Peabody’s strategy to emerge from the Chapter 11 process with a strong balance sheet, well positioned to build a successful future for the company’s stakeholders. Peabody expects to emerge from Chapter 11 in early April 2017, less than one year after commencing the Chapter 11 process.

“Peabody has accomplished the goals set out nearly a year ago, against an industry backdrop that has strengthened. Today’s confirmation marks a major milestone in Peabody’s journey and one of the final steps toward our successful emergence from Chapter 11,” said Peabody President and Chief Executive Officer Glenn Kellow. “I would like to thank the Peabody team and all parties involved for their hard work. While there is no question that this has been a difficult process, we can all be proud of the broad consensus reached by so many stakeholders and the rapid way so many came together to agree to a path forward for the new Peabody. Today’s outcome further builds on our momentum as we move to emergence and position Peabody for long-term success.”

In the past year, Peabody has reduced pre-filing debt levels by more than $5 billion, lowered fixed charges related to hedging and take-or-pay commitments, decreased royalty payments and sold non-core assets. The company has done so while achieving record results in safety and costs, continuing to serve global coal customers, minimizing impacts upon employees and communities, strengthening the Australian platform, restoring the land and securing bonding assurances, obtaining exit financing on attractive terms and further aligning employees in a shared future.

Peabody’s plan of reorganization will become effective upon emergence, at which time the company’s existing equity under the ticker symbol BTUUQ will be extinguished with no value. Following emergence, Peabody expects its new equity to trade on the New York Stock Exchange.

Jones Day is serving as legal advisor to Peabody, Lazard Fréres & Co. LLC is serving as its investment banker and financial advisor, and FTI Consulting Inc. is serving as its restructuring advisor.

Peabody Energy is the world’s largest private-sector coal company and a Fortune 500 company. The company serves metallurgical and thermal coal customers in 25 countries on six continents. For further information, visit PeabodyEnergy.com.

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Certain statements included in this release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target,” “likely,” “will,” “to be” or other similar words to identify forward-looking statements. These forward-looking statements are made as of the date the release was filed and are based on numerous assumptions that the Company believes are reasonable, but these assumptions are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations. These factors are difficult to accurately predict and may be beyond the Company’s control. Factors that could affect the Company’s results include, but are not limited to: the Company’s ability to obtain bankruptcy court approval with respect to motions or other requests made to the bankruptcy court in connection with the Company’s voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code (the Chapter 11 Cases), including maintaining strategic control as debtor-in-possession; the Company’s ability to consummate its plan of reorganization; the effects of the Chapter 11 Cases on the operations of the Company, including customer, supplier, banking, insurance and other relationships and agreements; bankruptcy court rulings in the Chapter 11 Cases as well as the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate its plan of reorganization and restructuring generally; increased advisory costs to execute its plan of reorganization; the volatility of the trading price of the Company’s common stock and the absence of correlation between any increases in the trading price and the Company’s expectation that the common stock will be cancelled and extinguished on the effective date of its proposed plan of reorganization with no payments made to the holders of the Company’s common stock; the Company’s ability to continue as a going concern including the Company’s ability to consummate its plan of reorganization; the Company’s ability to use cash collateral; the effect of the Chapter 11 Cases on the Company’s relationships with third parties, regulatory authorities and employees; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, results of operations, or business prospects; the Company’s ability to execute its business and restructuring plan; increased administrative and legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; the cost, availability and access to capital and financial markets, including the ability to secure new financing after emerging from the Chapter 11 Cases; the risk that the Chapter 11 Cases will disrupt or impede the Company’s international operations, including the Company’s business operations in Australia; competition in the energy market and supply and demand for the Company’s products, including the impact of alternative energy sources, such as natural gas and renewables, global steel demand and the downstream impact on metallurgical coal prices, and lower demand for the Company’s products by electric power generators; the Company’s ability to successfully consummate planned divestitures, including the planned sale of the Metropolitan Mine; the Company’s ability to appropriately secure its requirements for reclamation, federal and state workers’ compensation, federal coal leases and other obligations related to the Company’s operations, including its ability to utilize self-bonding and/or successfully access the commercial surety bond market; customer procurement practices and contract duration; the impact of weather and natural disasters on demand, production and transportation; reductions and/or deferrals of purchases by major customers and the Company’s ability to renew sales contracts; credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, bank and other financial counterparties; geologic, equipment, permitting, site access, operational risks and new technologies related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; impact of take-or-pay arrangements for rail and port commitments for the delivery of coal; successful implementation of business strategies, including, without limitation, the actions the Company is implementing to improve its organization; negotiation of labor contracts, employee relations and workforce availability, including, without limitation, attracting and retaining key personnel; the Company’s ability to comply with financial and other restrictive covenants in various agreements, including the credit facility proposed in connection with the Company’s plan of reorganization; changes in postretirement benefit and pension obligations and their related funding requirements; replacement and development of coal reserves; effects of changes in interest rates and currency exchange rates (primarily the Australian dollar); effects of acquisitions or divestitures; economic strength and political stability of countries in which the Company has operations or serves customers; legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements, changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations; the Company’s ability to obtain and renew permits necessary for the Company’s operations; litigation or other dispute resolution, including, but not limited to, claims not yet asserted; terrorist attacks or security threats, including, but not limited to, cybersecurity threats; impacts of pandemic illnesses; and other risks detailed in the Company’s reports filed with the SEC. The Company does not undertake to update its forward-looking statements except as required by law. As outlined in the plan of reorganization, our equity securities will be cancelled and extinguished upon the effective date of a plan of reorganization by the bankruptcy court, and holders thereof will not be entitled to receive, and will not receive or retain, any property or interest in property on account of such equity interests.